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                                                            Exhibit h(6)

                      AMENDMENT DATED SEPTEMBER 16, 1999
                                 TO SCHEDULE A

              TO THE ADMINISTRATION AND FUND ACCOUNTING AGREEMENT
                               (THE "AGREEMENT")
                              DATED JULY 1, 1998

                                    BETWEEN
                         ABN AMRO FUND SERVICES, INC.
                                      AND
                                ABN AMRO FUNDS

Pursuant to the Introduction and Paragraph 8 of the Agreement, Schedule A to the Agreement is hereby amended to include Institutional Treasury Money Market Fund
(US), Institutional Government Money Market Fund(US) and Institutional Prime Money Market Fund(US).

Schedule B to the Agreement is hereby amended as follows with respect to the Institutional Treasury Money Market Fund (US), Institutional Government Money Market Fund(US) and Institutional Prime Money Market Fund(US):

          .    Fund Administration Fee:  0.05% of average net assets



          ABN AMRO FUNDS
          By: /s/ Steven A. Smith
          Title: Sr. Vice President

          ABN AMRO FUND SERVICES, INC.
          By: /s/ Randall Hampton
          Title: